[LOGO]                                                                    [LOGO]

FOR IMMEDIATE RELEASE

Contacts:

Union Savings Bank:                      First Litchfield Financial Corporation:
Jay Lent, Executive VP & COO (Media)     Joseph Greco, President & CEO
203-731-6114                             860-567-6438
David Birkins, CFO (Analysts)
203-730-5001

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          UNION SAVINGS BANK AND FIRST LITCHFIELD FINANCIAL CORPORATION
                           ANNOUNCE MERGER AGREEMENT

         Union Savings Bank to Expand Presence in Litchfield County and
                              Enter Hartford County

Danbury, CT and Litchfield, CT, October 26, 2009 - Union Savings Bank, a Connecticut-chartered mutual savings bank, and First Litchfield Financial Corporation (Symbol: FLFL) jointly announced today that they have entered into a definitive agreement for the merger of First Litchfield Financial Corporation and The First National Bank of Litchfield with and into Union Savings Bank.

Under terms of the agreement, upon completion of the merger, each First Litchfield shareholder will receive $15.00 per share in cash, giving the transaction a value of approximately $35 million. The definitive agreement has been unanimously approved by the Boards of Union Savings Bank, First Litchfield and The First National Bank of Litchfield.

First Litchfield Financial Corporation, a bank holding company headquartered in Litchfield, Connecticut, is the parent company of The First National Bank of Litchfield, a national bank with assets of approximately $520 million and 9 branches in Litchfield and Hartford counties. First Litchfield's common stock is quoted on the NASD Over the Counter Bulletin Board by several member firms under the symbol: FLFL.OB.

Union Savings Bank is a Connecticut-chartered mutual savings bank headquartered in Danbury, Connecticut currently with $2.0 billion in assets. Through its branch network in Fairfield, Litchfield and New Haven counties, the bank provides financial services to individuals, businesses, not-for-profit organizations and government entities through its commercial, residential and consumer lending divisions, corporate services, retail banking, investment management and trust services. For more information, please visit www.unionsavings.com.
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When the proposed transaction is completed, Union Savings Bank will have approximately $2.5 billion in assets, $1.7 billion in deposits and 28 branches in Connecticut -- 13 branches in Fairfield County, 13 branches in Litchfield County and one each in New Haven and Hartford counties.

"The merger of The First National Bank of Litchfield with Union Savings Bank will significantly expand our market share in Litchfield County and enables us to extend our presence into Hartford County," said Union Savings Bank President & CEO John Kline. "This acquisition will further our vision of becoming the bank of choice in western Connecticut. We look forward to the opportunity to broaden the reach of our mutual mission which has as its cornerstone a focus on exceeding the expectations of our customers, treating our employees with care and respect, and giving back to the community through generous donations and volunteer time. Because we are not a public company, we can focus on serving our three important constituents--customers, communities, and employees--in the form of great rates and service, donations to the community through Union Savings Bank and the USB Foundation, and generous employee benefits and a great work environment."

Jay Lent, Executive VP & COO of Union Savings Bank stated, "This will be a perfect strategic fit as Union Savings Bank seeks to grow its community banking footprint in contiguous markets. Together, we will be better able to serve the personal and business needs of First National Bank's customers with expanded financial resources and lending capacity, but with the same community banking approach. The two banks will fit together perfectly from a branch location standpoint, overlapping only in New Milford where First National has a branch and Union Savings Bank has two branches. We do not expect any branch closures as a result of the transaction and anticipate offering employment to all employees of First National Bank."

First Litchfield President & CEO Joseph Greco echoed those sentiments by saying, "Both banks have a rich history. The First National Bank of Litchfield is the oldest bank in Connecticut, continuously in business since 1814, while Union Savings Bank was founded in 1866. Union Savings Bank shares our commitment to the community, emphasis on above and beyond customer service, and to helping local businesses grow and prosper."

Greco went on to say, "Union Savings Bank's commitment to mutuality allows it to focus solely on customers, employees and the community, and with its wide range of products and services for consumers, businesses, not-for-profits, and government entities, I am certain our customers and employees will be well served by this combination. We believe joining forces with Union Savings Bank will allow us to remain locally controlled and focused because of its commitment to mutuality. The combined bank will be a larger and stronger institution which will provide greater opportunities for our employees and more convenience for our customers."

The transaction is subject to approval by the shareholders of First Litchfield, as well as customary regulatory approvals including the Office of the Comptroller of the Currency, State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. The transaction is expected to close in the first quarter of 2010.

Union Savings Bank was advised by Sandler O'Neill & Partners, New York, NY, and its legal counsel was Hinkley, Allen & Snyder LLP, Hartford, CT. First Litchfield was advised by Raymond James & Associates, Inc., New York, NY, and its legal counsel was Cranmore, FitzGerald & Meaney, Hartford, CT.

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Forward-looking Information: Any forward-looking statements regarding Union
Savings Bank's acquisition of First Litchfield involve uncertainties. Those uncertainties include, but are not limited to: legislation or changes in regulatory requirements, shareholder actions, technical or systems issues affecting dates of consummation or conversion, costs or difficulties related to the integration, realization of expected synergies from the acquisition, and general economic conditions that are less favorable than expected. Neither Union Savings Bank nor First Litchfield undertakes any obligation to update forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made.

This press release does not constitute a solicitation of proxies. First Litchfield will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission ("SEC"). Shareholders of First Litchfield are urged to read the proxy statement and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the transaction. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Litchfield, at the SEC's website (www.sec.gov), and at First Litchfield's website (www.fnbl.com). Copies of the
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proxy statement may also be obtained without charge, when available, by directing a request to First Litchfield Financial Corporation, 13 North Street,
P. O. Box 578, Litchfield, CT 06759.

First Litchfield and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Litchfield in connection with the acquisition. Information about the directors and executive officers of First Litchfield and their ownership of First Litchfield common stock is set forth in its proxy statement for its 2009 annual meeting of shareholders, dated April 27, 2009, filed with the SEC which is available at the First Litchfield and SEC websites noted above. Additional information regarding the interests of such participants in the transaction will be contained in the proxy statement when it becomes available.


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